EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc. of our report dated January 30, 2003, with respect to the consolidated financial statements and schedule of SciClone Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Palo Alto, California
September 23, 2003